THIS AGREEMENT	made the 5th day of May Two thousand and thirteen.

BETWEEN

(1)
ADCOCK INVESTMENT COMPANY LIMITED  whose registered office is situated at 3rd Floor, Crystal Industrial Building, 71 How Ming Street, Kwun Tong, Kowloon, Hong Kong (hereinafter called “the Landlord”) of the one part and

(2)
SURGE COMPONENTS, LIMITED  whose registered office is situated at Flat H, 14th Floor, High Win Factory Building, 47 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong (hereinafter called “the Tenant”) of the other part

WHEREBY IT IS MUTUALLY AGREED   between the parties hereto as follows :

1.           The Landlord lets and the Tenant takes  ALL THOSE  the premises known as  WORKSHOP UNIT 1  on the  FOURTH FLOOR  of  HOI LUEN INDUSTRIAL CENTRE, 55 HOI YUEN ROAD, KWUN TONG, KOWLOON, HONG KONG (hereinafter called “the said premises”) situate on the piece or parcel of ground registered in the Land Registry as  KUN TONG INLAND LOT NO.69  TOGETHER  with the rights easements and appurtenances thereto belonging or usually held and enjoyed therewith and together with the use in common with the Landlord and other tenants of the said Hoi Luen Industrial Centre (hereinafter called “the said building”) and all other persons entitled thereto of the lifts entrances staircases and passages of the said building for a term of  TWENTY FIVE (25) MONTHS AND FIFTEEN (15) DAYS  commencing from the 6th day of May 2013 and expiring on the 20th day of June 2015 (both days inclusive) paying therefor during the said term the rent of  HONG KONG DOLLARS THIRTY THREE THOUSAND AND THREE HUNDRED ONLY (HK$33,300.00) per calendar month inclusive of rates, government rent, management fees but exclusive of all other outgoings payable in advance on the 21st day of each and every calendar month without any deduction or set off.

2.           To secure the due performance and observance of the terms and conditions herein contained the Tenant shall on the signing of this Agreement pay to the Landlord by way of deposit a sum of  HONG KONG DOLLARS SIXTY SIX THOUSAND AND SIX HUNDRED ONLY (HK$66,600.00) (“the said deposit money”).  After the determination of this Agreement or sooner determination thereof and provided that all the terms and conditions herein contained shall have been duly performed and observed by the Tenant then the Landlord shall within 30 days thereafter return to the Tenant the said deposit money but without interest and subject as herein mentioned.

3.           The Tenant to the intent that the obligations may continue throughout the term hereby created  DOTH  hereby agree with the Landlord in the following manner that is to say :

(a)	To pay unto the Landlord during the said term the said rent in advance on the 21st day of each and every calendar month without any deduction or set off.

(b)
To keep the interior of the said premises including the drains, pipes, electrical installations and wirings, sanitary and water apparatus and the windows (but not the outer walls) together with all fixtures and additions thereto in complete tenantable repair and conditions throughout the term hereby created and without any alterations additions or partitions except such as shall be sanctioned in writing by the Landlord and to replace at the Tenant's expense all broken or damaged windows doors and fixtures whether the same shall have been broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant. Provided That the Landlord and not the Tenant shall be responsible for replacing all windows doors and fixtures broken or damaged through the negligence of the Landlord or the landlord’s servants or agents.

(c)	Not to do or to permit or suffer to be done on the said premises anything whereby the insurance of the said premises may be rendered void or voidable or the premium increased.

(d)	Not to assign or sublet or part with the possession of the said premises or any part thereof.

(e)	To use the said premises for INDUSTRIAL purpose only.

(f)
Not to do or permit to be done in upon the said premises or any part thereof anything which may be or become a nuisance annoyance damage or disturbance to the Landlord or to other tenants or occupiers of the other floors of the said building of which the said premises form part or of the adjacent premises or of other property in the neighbourhood or in anywise against the law or regulations of The Hong Kong Special Administrative Region.

(g)
To carry out and comply with all ordinances regulations by-laws and rules and all notices and requirements of the appropriate Government authorities in respect of or affecting or likely to affect the said premises so far as the same require anything to be done or not done by the Tenant or the occupier of the said premises.

(h)
Not to allow or permit any person to use the said premises overnight as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force relating to the protection of tenants nor to allow any person to remain in the said premises overnight Provided that with the previous written consent of the Landlord but not otherwise the Tenant shall be entitled to permit not more than one watchman to remain in the said premises during the night to guard the contents thereof.

(i)	Not to permit or suffer the cooking of food within the said premises or to cause or permit any offensive or unusual odour to be produced upon, permeate through or emanate from the said premises.

(j)	To restrict the number of workers working or staying in the said premises in accordance with Government Regulations.

(k)
To obey observe and comply with and perform all the covenants terms and provisions in the Deed of Mutual Covenant relating to the said premises and to indemnify the Landlord against the breach non-observance or non-performance thereof.

(l)
Not to load into any cargo lift nor suffer or permit to be loaded into any cargo lift in the said building a greater weight than such lift is permitted to carry and not to use the passenger lifts for the carriage of goods and to be wholly responsible for any damage caused by any breach of this sub-clause.

(m)
Not to store or place any goods or install any machinery equipment apparatus or other things on or in any part of the said premises which imposes a loading or weight on any part of the flooring in excess of that for which it is designed or which requires any additional electricity not metered through the Tenant's separate meter.

(n)
To observe and perform all regulations imposed by the Landlord or the person or corporation responsible for the management of the said building regarding traffic circulation loading and unloading car parking and general use of the common parts of the said building and the surrounding areas.

(o)
In installing any machinery equipment or fitting at the said premises not to dig any hole or holes more than 3 inches deep in the concrete floor slab thereof and not to do any damage to the said concrete floor slab.

(p)
To mount and equip its machinery with anti-vibration absorbers and anti-dumping absorbers and to comply with all directions of the Landlord for eliminating and reducing vibrations and dumping produced by the operating and running of the machinery installed at the said premises.

(q)
Not to install any furnace, boiler or other plants or equipment in the said premises or use any fuel that might in any circumstance produce smoke without first obtaining permission in writing from relevant government authorities and the Landlord.

(r)
Not to put place or otherwise encumber with any dust bins, garbage cans, furniture chattels or refuse or store any goods or any other things on the loading and unloading spaces on the ground floor or in the common entrances, halls, staircases, landings, passages, corridors, lifts and other common parts of and in the said building or in the smoke landings and passage in or outside the said premises.

(s)
Not to use or cause or permit the use of the corridors, staircases or other common passages of the said building for the purpose of drying laundry or hanging or placing or storing any article or thing thereon or therein and not to permit the Tenant's employees to use the same for loitering or eating.

(t)
Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunitions gunpowder saltpetre kerosene or other explosive or combustible substance or hazardous goods in the said premises or do or cause to be done or suffer or permit any act deed matter or thing whatsoever which shall amount to a breach or non-observance of the term covenants and conditions under which the said premises are held from the Government or contained in any Deed of Mutual Covenant (if any).

(u)	Not to use the said premises or allow the same to be used for any illegal or immoral purpose.

(v)	Not to exhibit or put up any signboard other than the Tenant’s business name only at such space as shall have been previously approved by the Landlord.

(w)
To take all reasonable precautions to protect the interior of the said premises against damage by storm or typhoon or heavy downpour of rain.  To pay the Landlord on demand the cost to be incurred by the Landlord in cleaning and clearing any of the drains choked or stopped up owing to the careless use by the Tenant.

(x)
To pay and discharge punctually during the said term all water electricity charges and other outgoings (other than those of a capital nature) now or at any time hereafter chargeable in respect of the said premises save and except rates, government rent and management fees and the property tax.

(y)
To pay to the Landlord all reasonable expenses (including legal expenses on an indemnity basis) incurred by the Landlord in suing for or recovering any sum due from the Tenant to the Landlord hereunder or in connection with the protection or enforcement of this Tenancy Agreement.

(z)
To permit the Landlord during 3 months immediately preceding the determination of the tenancy to affix and retain without interference upon any part of the said premises a notice of reletting the same and during the said 3 months to permit person with authority from the Landlord and the Landlord’s agent at reasonable times of the day upon appointment made to view the said premises.

(aa)
To permit the Landlord and his agent at all reasonable times to enter and view the state of repair of the said premises and forthwith to repair and amend any defects of which written notice shall have been given to the Tenant or left on the said premises.

(ab)
Should the Landlord or his agent find that the repairs for which the Tenant is responsible have not been carried out the landlord or his agent shall compile a list of such disrepairs and serve written notice on the Tenant to carry out works on the said premises as specified in the notice and the legal and surveying costs together with all the expenses incidental thereto shall be paid by the Tenant  PROVIDED THAT  should the Tenant refuse to carry out the works in the notice so served on him the Landlord or his agent may enter the said premises to carry out the said works and the costs thereof shall be borne by the Tenant.

(ac)
At the expiration or sooner determination of the term hereby created to yield up to the Landlord vacant possession of the said premises in good and tenantable repair and in their original state and condition, fair wear and tear excepted.

(ad)
All payments made under the terms and conditions contained in this Tenancy Agreement shall be made gross, free of any rights of counterclaim or set-off and without any deductions or withholdings of any nature whatsoever.

(ae)
Not to do any act or cause to be done any act which will have the effect of misleading any person or make or cause to be made any misrepresentation to any other person regarding the ownership of the said premises and to keep the Landlord fully indemnified in respect of any loss or damage arising therefrom.

4.           The Landlord hereby agrees with the Tenant as follows :

(a)
That the Tenant paying the rent hereby reserved and performing the terms, conditions and stipulations herein contained and on his part to be observed and performed shall peacefully hold and enjoy the said premises during the said term without any interruption by the landlord or any person lawfully claiming under or in trust for him.

(b)	To pay rates, government rent, management fees and the property tax in respect of the said premises during the said term.

5.           Provided Always and it is hereby expressly agreed as follows :

(a)
If the rent hereby reserved or any part thereof shall remain unpaid for fifteen days after becoming payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any of the terms conditions and stipulations on his part to be performed or observed herein contained or if the Tenant shall be wound up either voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or in the case of the Tenant not being a corporation shall become bankrupt or make any assignment for the benefit of or enter into any arrangement with his creditors either by composition or otherwise or the Tenant shall suffer any distress or process of execution to be levied on his goods then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Tenancy Agreement shall absolutely determine  AND  the said sum of HK$66,600.00 so deposited as aforesaid shall be forfeited to the Landlord (not as penalty) but without prejudice to the Landlord’s right to claim against the Tenant for any rental in arrears in respect of the unexpired term of the tenancy hereby created and any right of action of the Landlord in respect of any breach of the Tenant's terms, conditions and stipulations herein contained and a written notice served by the Landlord on the Tenant or left at the said premises or left at his last known address to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power.  Without prejudice to other rights or remedies available to the Landlord hereunder, if the Tenant shall default in paying any of the said rent or other moneys payable by the Tenant hereunder, the Landlord shall be entitled to charge, and the Tenant shall pay to the Landlord, in addition to the amount due from the Tenant, interest on the amount due from the Tenant at the rate of one per cent (1%) per month calculated from the due date for payment of the said amount to the date of payment thereof together with all legal costs and expenses incurred by the Landlord for recovering or attempting to recover the same from the Tenant on a full indemnity basis.

(b)
The Tenant hereby further agrees that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through any defective or damaged condition of any part of the interior of the said premises the Tenant shall be wholly responsible therefor and shall make good the same by payment or otherwise and shall fully indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof and for the purpose of these presents any act default or omission of the agents or servants of the Tenant or the Tenant’s visitors shall be deemed to be the act default or omission of the Tenant.

(c)
In case the said premises or any part thereof shall at any time during the said term be destroyed or damaged by fire, typhoon, earthquake or white ants, Acts of God, force majeure or any other cause whatsoever beyond the control of the Landlord or if the said premises should be declared as a dangerous building by the Building Authority and not attributable to any act or default of the Tenant so as to be rendered unfit for use or occupation the Landlord shall with all convenient speed repair and reinstate the same and in any of the events and so often as the same shall happen the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall be again rendered fit for use Provided Always that the Landlord shall not be required to reinstate the said premises if by reason of the condition of the said premises or any local regulations or other circumstances beyond the control of the Landlord it is not practicable or reasonable so to do.

(d)
Any notice required to be served hereunder shall be sufficiently served on the Landlord if delivered to him by registered post at his last known address in Hong Kong and on the Tenant if delivered to him by registered post or left addressed to the Tenant at the said premises. A notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

(e)	For the purpose of these presents any act default or omission of the agents and servants of the Tenant shall be deemed to be the act default or omission of the Tenant.

(f)
For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance, Chapter 7 and for the purpose of these presents the rent in respect of the said premises shall be deemed to be in arrear if not paid in advance at the time stipulated by paragraph l hereof.

(g)	The Tenant shall under any circumstances deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the term hereby created.

(h)	The Tenant hereby expressly agrees that the said building is an entirely new building within the meaning of Section 3(1)(a) of the Landlord and Tenant (Consolidation) Ordinance.

(i)
The Tenant hereby expressly declares that he has paid no premium, construction fee, key money or other sum of money of a similar nature to the Landlord or other person or persons authorised by the Landlord for the possession of the said premises or for the granting of this Agreement.

(j)
It is hereby expressly agreed that acceptance of rent by the Landlord shall not be deemed to operate as waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance of the said covenants, agreement, stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed.

(k)	The said premises are let on an “as-is” basis and no warranty is made in respect of the physical state and condition of the said premises and the building of which the said premises form part.

(l)
All costs of and incidental to the preparation and completion of this Tenancy Agreement and the stamp duty and registration fee (if any) payable hereon shall be borne and paid by the parties hereto in equal shares.

(m)
It is declared that Messrs. Lau, Wong & Chan are the solicitors for the Landlord in the preparation of this Agreement and the Tenant shall seek independent legal advice on the terms of this Agreement for its own protection.

6.           Notwithstanding anything aforesaid to the contrary, the Tenant shall be entitled to occupy the said premises rent free for the period from the 6th day of May 2013 to the 20th day of June 2013 (both days inclusive) during which no rental shall be payable provided that the Tenant shall comply with the terms and conditions of this Tenancy Agreement and pay and discharge all outgoings payable by the Tenant hereunder in respect of the said premises for the said period. The rental for the period from 21 June 2013 to 20 July 2013 shall be paid upon the signing of this Agreement.

7.           Subject as hereinafter provided, the Tenant shall have an option to renew this Agreement for a further term of TWO (2) years from the expiration of the term hereby created (“the said further term”).  If the Tenant shall determine to exercise such option, it shall not less than SIX (6) calendar months before the expiration of the original term hereby created give notice in writing to the Landlord of such determination (and time shall be of the essence regarding the giving of such notice) and if and provided that the Tenant shall have paid the said rent hereby reserved and other charges hereby stipulated and shall have observed and performed the terms and conditions herein contained and on the part of the Tenant to be so observed and performed upto the expiration of the original term hereby created then the Landlord will let the said premises to the Tenant for the said further term on the same terms and conditions as herein contained save and except that the Landlord may increase the monthly rent for the further term of 2 years at a rate not exceeding 20% on top of the current rent, i.e. HK$39,960.00 (HK$33,300.00 x 1.2), and under the new Tenancy Agreement for the said further term the Tenant shall pay to the Landlord a revised rental deposit equivalent to two months’ rental payable thereunder.

8.           This Agreement sets out the full terms agreed between the parties and supersedes any prior agreement either oral or in writing agreed between the parties.

9.           Notwithstanding anything hereinbefore contained to the contrary, it is hereby expressly agreed between the parties that the following additional Chinese term shall form part of this Tenancy Agreement :-
業主承諾在交樓給租客時，確保單位內之鹹水、淡水及電力正常供應。

IT IS HEREBY DECLARED  that for the purpose of interpretation of this Agreement if the context permits or requires words denoting persons shall include corporations and firms; words denoting the masculine gender shall include the feminine gender and the neuter gender; and words denoting the singular number shall include the plural number and vice versa.
AS WITNESS   the hands of the parties hereto the day and year first above written.

SIGNED by Kenneth Lo Lok	)
)
Fung, one of its directors,	)
)
for and on behalf of the Landlord	)
)
whose signature is verified by :	)

SIGNED by. Solicitor, Hong Kong SAR	)
Lau, Wong & Chan	)
)
its manager, for and on	)
)
behalf of the Tenant in the presence	)
)
of :	)

RECEIVED on the day and year first	)
)
above written of and from the Tenant the sum of	)
)
HONG KONG DOLLARS SIXTY SIX	)
)
THOUSAND AND SIX HUNDRED ONLY being	)
)
the deposit money above expressed to be paid by the	)
)
Tenant to the Landlord.	) HK$66,600.00

RECEIVED on the day and year first	)
)
above written of and from the Tenant the sum of	)
)
HONG KONG DOLLARS THIRTY THREE	)
)
THOUSAND AND THREE HUNDRED ONLY	)
)
being the rent in advance for the period from 21 June	)
)
2013 to 20 July 2013.	) HK$33,300.00

Dated the        day of            2013

ADCOCK INVESTMENT COMPANY LIMITED

and

SURGE COMPONENTS, LIMITED

*****************************************

TENANCY  AGREEMENT

of

Workshop Unit 1, 4th Floor, Hoi Luen Industrial Centre, 55 Ho Yuen Road, Kwun Tong, Kowloon, Hong Kong.

Term	: 25 months and 15 days commencing on 6 May 2013 and expiring on 20 June 2015 (both days inclusive) with an option to renew for a further term of 2 years.

Rent	: HK$33,300.00 per month inclusive of rates, government rent and management fee.

Deposit	: HK$66,600.00.

Rent Free	: From 6 May 2013 to 20 June 2013
Period	(both days inclusive).
************************************************

MESSRS. LAU, WONG & CHAN
SOLICITORS & NOTARIES
18TH FLOOR
WORLD TRUST TOWER
50 STANLEY STREET, CENTRAL
HONG KONG
Tel: 2522 8100
Fax: 2522 8985
Ref: GC/52544/2013/DER/ed
P:\Edward\Tenancy\52544 - 41 Hoi Luen Ind Centre\
Tenancy Agreement (Industrial).DOC